AMENDMENT
                To the Reinsurance Agreements (the "Agreements")
                    listed in the attached Exhibit 1 between

              CUNA MUTUAL LIFE INSURANCE COMPANY of Waverly, Iowa,
                                  ("REINSURED"),

                                       and

    THE CONNECTICUT GENERAL LIFE INSURANCE COMPANY of Hartford, Connecticut,
                                 ("CONNECTICUT").

         1. Effective the first day of January, 1999, CONNECTICUT agrees to be bound by the provisions of the New Mexico Domestic Abuse Insurance Protection Act ("the Act") in all respects and to be subject to enforcement of the Act in the courts of the state of new Mexico in relation to any confidential abuse information relating to a resident of the state of New Mexico that is transferred to CONNECTICUT by the REINSURED.

         2. The provisions of this amendment shall be subject to all the terms and conditions of the Agreements which do not conflict with the terms hereof.

         IN WITNESS HEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

CUNA MUTUAL LIFE INSURANCE COMPANY

By /s/ Michael A. Hulme                By /s/ Barbara L. Secor
   -------------------------------        -------------------------------

Title AVP, Life & Health Products      Title AVP, Assistant Secretary
      ----------------------------           ----------------------------

Date 12/21/99                          Date 12/21/99
    ------------------------------         ------------------------------

THE CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By /s/ Roger L. Likewise               By /s/ Richard C. Masterman
   -------------------------------        -------------------------------

Title Director                         Title Director
      ----------------------------           ----------------------------

Date 1/11/00                           Date 1/11/00
    ------------------------------         ------------------------------

                                    Exhibit 1

                   Connecticut General Life Insurance Company

                                     Agreement
     Type of                      Effective Date                      Agreement
    Agreement                          From          Through           Status*
    ---------                          ----          -------           -------
Risk Premium Reinsurance            01/01/1981         ---            Effective

Risk Premium Reinsurance            08/01/1983         ---            Effective